SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 1, 2000

           Keyport Life Insurance Company
(Exact name of registrant as specified in its charter)

        Rhode Island
(State of incorporation or organization)

33-3630, 333-1783 & 333-13609	05-0302931
(Commission File Number)	(I.R.S. Employer Identification No.)

125 High Street, Boston, Massachusetts	02110
(Address of Principal Executive Office)	(Zip Code)

Registrant's telephone number, including area code:       (617) 526-1400

Item 5. Other Events.

On November 1, 2000, Liberty Financial Companies, Inc., a Massachusetts corporation ("LFC"), the indirect corporate parent of Keyport Life Insurance Company, a Rhode Island company, issued a press release stating that it has retained CS First Boston to help explore strategic alternatives, including the possible sale of LFC. LFC added that, because the strategic review is now ongoing, it cannot speculate on the outcome, and there is no assurance that any transaction will be completed. LFC will have no further public comment on this subject until LFC and CS First Boston complete the review.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEYPORT LIFE INSURANCE COMPANY

Date November 16, 2000	By: /s/Bernhard M. Koch
Bernhard M. Koch
Chief Financial Officer